(Arthur Andersen Letterhead)


                                                         EXHIBIT 24.3

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Vertex Interactive, Inc. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 7, 1997 included in Vertex Industries, Inc.'s Form 10K for the year ended July 31, 1997 and the Transition Report on Form 10-K for the period ended September 30, 1999 and to all references to our firm included in this registration statement.


/s/Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 6, 2000

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